UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

April 10, 2015
Date of Report (Date of earliest event reported)

QUADRANT 4 SYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Illinois
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(847) 871-9450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2:	FINANCIAL INFORMATION

ITEM 2.01:	Completion of Acquisition or Disposition of Assets.

On April 10, 2015, Quadrant 4 System Corporation (the “Company”) formally completed the acquisition of Brainchild Corporation (“Brainchild”) pursuant to an agreement effective January 1, 2015. Under the acquisition agreement, the Company took operational control of the assets of Brainchild effective January 1, 2015 and has now completed integration of those assets into Company’s organization and technology platform.  From an accounting standpoint, the assets will be integrated effective January 1, 2015.  The Company reached milestones allowing final consummation as of April 10, 2015.

Brainchild based in Naples, Florida was a leading provider of web-based and mobile learning solutions for kindergarten to high school (K-12) schools.  This acquisition of Brainchild includes technology, staffing and software solutions developed for providing its educational solutions and represents entry into a new market segment, the education market, but not a change in business model; the Company intends to leverage its experience providing cloud-based exchanges for healthcare and media, its other markets, to the education market to meet what the Company believes to be growing demand for platforms that bring together the delivery of digital instructional content and assessments and the analysis of student information and performance data in the K-12 schools in the US.

Based on Brainchild’s demonstration of in excess of $2,000,000 in revenues for the year ended 2014, the Company paid $500,000 in cash and issued 250,000 shares of the Company’s common stock and delivered its promissory note for $1,000,000 to be paid and amortized over three years, as consideration for this acquisition.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

 Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

April 14, 2015	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer